BAB, INC.

8501 W. Higgins Road, Suite 320

Chicago, Illinois 60631

(773) 380-6100

April 28, 2003

Dear Shareholder:

You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 2:00 p.m. on Thursday, May 29, 2003, at the Company’s corporate offices at 8501 W. Higgins Road, Chicago, Illinois, 60631.

In addition to electing four members to the Board of Directors, you are being asked to approve an increase of 300,000 shares in the number of shares authorized for issuance under the 2001 Long-Term Incentive and Stock Option Plan and ratify appointment of the independent auditors for the year ending November 30, 2003. We hope that these proposals will be adopted at the Annual Meeting.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

/s/ Michael W. Evans
Michael W. Evans
President and Chief Executive Officer

BAB, INC.

8501 W. Higgins Road, Suite 320

Chicago, Illinois 60631

(773) 380-6100

_________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 29, 2003

_________________________________________

To the Shareholders of BAB, Inc.:

The Annual Meeting of Shareholders of BAB, Inc. (the "Company) will be held at 2:00 p.m. on Thursday, May 29, 2003, at the Company’s corporate offices at 8501 W Higgins Road, Chicago, Illinois, for the following purposes:

1) To set the number of directors at four and to elect four directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2004.

2) To act upon a proposal to approve an increase in the number of shares authorized under the 2001 Long Term and Incentive Stock Option Plan from 1,100,000 (adjusted for 4:1 split) to 1,400,000 shares.

3) To act upon a proposal to ratify the appointment of Blackman Kallick Bartelstein, LLP as independent auditors of the Company for the fiscal year ending November 30, 2003.

4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 11, 2003, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

/s/ Michael K. Murtaugh
April 28, 2003	Michael K. Murtaugh
Vice President and General Counsel

TABLE OF CONTENTS

GENERAL INFORMATION

RECORD DATE AND VOTING

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

MANAGEMENT

PROPOSAL 2 - RATIFICATION OF 300,000 ADDITIONAL STOCK OPTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CERTAIN TRANSACTIONS

REPORT OF AUDIT COMMITTEE

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDANT AUDITORS

PROPOSALS FOR FISCAL 2002 ANNUAL MEETING

AVAILABLE INFORMATION

BAB, INC.

8501 W. Higgins Road, Suite 320

Chicago, Illinois

(773) 380-6100

___________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 29, 2003

__________________________________

GENERAL INFORMATION

This proxy statement is furnished to shareholders by the Board of Directors of BAB, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders at 2:00 p.m. on Thursday, May 29, 2003, at the Company’s corporate offices at 8501 W. Higgins Road, Chicago, Illinois, and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that may or could properly come before the meeting.

Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election of the nominees named herein and on the proxy card to the Board of Directors; (b) for ratification of the amendment to the 2001 Long-Term Incentive and Stock Options Plan (the "Plan"); (c) for the appointment of Blackman Kallick Bartelstein, LLP as independent auditors of the Company; and (d) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about April 28, 2003.

Summary information about the Company's directors and executive officers, historical information concerning the common equity of the Company, and the most recent 10-KSB together with the audited consolidated financial statements of the Company are included in this mailing, but are not considered a part of the proxy solicitation material.

The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

RECORD DATE AND VOTING

The Board of Directors has fixed April 11, 2003, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 7,542,452 shares of Common Stock, $.001 par value, which is the only outstanding class of stock of the Company. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which is by plurality vote in the event of more nominees than positions (i.e. the four nominees receiving the highest number of votes would be elected).

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions and broker non-votes on any matter (or a "withheld authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker indicates that it does not have discretionary authority to vote certain shares on that matter.

BOARD RECOMMENDATIONS

The Board of Directors recommends a vote FOR election of each nominee for director named herein, FOR ratification of 300,000 stock options added for grant to the "Plan" and FOR ratification of the appointment of Blackman Kallick Bartelstein, LLP as independent auditors. It is intended that proxies solicited by the Board of Directors will be voted FOR each nominee and FOR each such other proposals unless otherwise directed by the shareholder submitting the proxy.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 11, 2003, the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each "named executive officer" (as defined in Regulation S-B, Item 402 under the Securities Act of 1933); and (iv) all executive officers and directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of April 11, 2003, includes the number of shares, which such person has the right to acquire within sixty (60) days after such date.

Name and Address	Shares	Percentage
Michael W. Evans 8501 W. Higgins Road Chicago, IL 60631	3,931,884 (1)(6)	49.1
Michael K. Murtaugh 8501 W. Higgins Road Chicago, IL 60631	3,859,560 (1)(2)(6)	48.2
Holdings Investments, LLC 220 DeWindt Road Winnetka, IL 60093	3,273,972 (1)(3)	40.8
David L. Epstein 9700 Higgins Road, Suite 630 Rosemont, IL 60018	145,332 (4)(7)	1.8
Robert B. Nagel 516 Elder Drive Winnetka, IL 60093	86,000 (7)	1.1
Jeffrey M. Gorden 8501 W. Higgins Road Chicago, IL 60631	48,888 (8)	1.0
John J Bracken 8501 W Higgins Road Chicago, IL 60631	41,020 (5)(8)	1.0
All executive officers and directors as a group (6 persons)	4,838,712 (1)(2)(3)(4)(5)(6)(7)(8)	60.4

____________________

* Less than 1%.

(1) Includes all shares held of record by Holdings Investments, LLC. Messrs. Evans and Murtaugh are members and managers of the LLC and together control all voting power of the stock owned by the LLC.

(2) Includes 2,540 shares held by 401 (k) trust.

(3) Mr. Thomas Pick has beneficial ownership of 41.66% of Holdings Investment, LLC, which is the equivalent of 1,364,133 shares of BAB, Inc. common stock.

(4) Includes 62,000 shares held indirectly by entities under Mr. Epstein’s control, and 3,332 shares representing his proportionate ownership in an entity that he does not control.

(5) Includes 2,800 shares held by 401(k) trust.

(6) Includes 120,000 stock options fully exercisable within 60 days of April 11, 2003.

(7) Includes 80,000 stock options fully exercisable within 60 days of April 11, 2003.

(8) Includes 36,888 stock options fully exercisable within 60 days of April 11, 2003.

PROPOSAL 1

________________

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The four persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are Michael W. Evans, Michael K. Murtaugh, David L. Epstein and Steven G. Feldman. Messrs. Evans, Murtaugh and Epstein are currently members of the Board of Directors.

In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

See "MANAGEMENT" for biographical information concerning Messrs. Evans and Murtaugh, who are employees of the Company. The following biographical information is furnished with respect to each of the other nominees.

David L. Epstein joined the Company as a director in September 1995. Mr. Epstein is a principal of the J. H. Chapman Group, L.L.C., an international investment banking firm specializing in the food industry since September 1983. Prior to joining J. H. Chapman Group, L.L.C., Mr. Epstein was vice president and regional executive of Chase Commercial Corporation, an affiliate of Chase Manhattan Bank, N. A., and assistant vice president of the First National Bank of Chicago. He is a frequent speaker at business and professional meetings and conferences and has published extensive articles on financial topics for many food service publications.

Steven G. Feldman has been nominated for his first term as a member of the Board of Directors. Mr. Feldman is the managing principal of Graphtech Systems, L.L.C., a Chicago-based technology firm specializing in networking, consulting and supporting technology for Education, Graphic Arts and Corporate clients since 1998. During 1997 and 1998, he was a partner at Friedman Eisenstein Raemer and Schwartz, LLP, providing technology consulting services the firm’s clients. From 1987 until 1997 he was the managing partner for Automated Offices, Ltd., a computer consulting firm. He is a graduate of the University of Illinois – Champaign/Urbana where he also earned his CPA certificate. Mr. Feldman is a frequent speaker on Controlling the Total Cost of Ownership of Technology and other related topics.

MANAGEMENT

Directors and Executive Officers

The following tables set forth certain information with respect to each of the directors and executive officers of the Company and certain other key management personnel.
Directors and Executive Officers	Age	Position(s) Held with Company
Michael W. Evans	46	Chief Executive Officer, President and Director
Michael K. Murtaugh	58	Vice President, General Counsel and Director
John J. Bracken	54	Vice President, Operations
Jeffrey M. Gorden	47	Chief Financial Officer and Treasurer
David L. Epstein	55	Director
Robert B. Nagel	65	Director

Michael W. Evans has served as chief executive officer and director of the Company since January 1993 and is responsible for all aspects of franchise development and marketing, as well as all corporate and franchise sales performance and operation programs. In February 1996, he was appointed president. Mr. Evans has over 16 years of experience in the food service industry.

Michael K. Murtaugh joined the Company as a director in January 1993 and as vice president and general counsel in January 1994. Mr. Murtaugh is responsible for dealing directly with state franchise regulatory officials and for the negotiation and enforcement of franchise and area development agreements, and for negotiations of acquisition and other business arrangements. Before joining the Company, Mr. Murtaugh was a partner with the law firm of Baker & McKenzie, where he practiced law from 1971 to 1993. He also currently serves as vice president and secretary of American Sports Enterprises, Inc., which owns controlling interest in the Kane County Cougars, a minor league baseball team.

John J. (Jack) Bracken joined the Company as Director of Licensed Operations in August 1996 and was promoted to Vice President Operations in May 2001. Reporting to Mr. Evans, Mr. Bracken is responsible for company stores, commissary operations, real estate and construction, marketing, non-traditional development and manufacturer relations.  Mr. Bracken has over 30 years experience in the food service industry.  From 1979 to 1996 he was with Host Marriott Services, most recently as General Manager for food, beverage and retail at BWI Airport.  In this capacity, he was responsible for the operation of multiple national brands, including Burger King, Pizza Hut, Roy Rogers, Dunkin' Donuts, Cinnabon, Starbuck's Coffee, Nathan's Famous and Taco Bell.

Jeffrey M. Gorden joined the Company as its chief financial officer and treasurer in April 2001 and is responsible for accounting, financial reporting, risk management and human resource administration. Mr. Gorden received his BS from DePaul University. He is a Certified Public Accountant. From 1977 to 1979, he was with Ernst & Young. From 1979 to 1994 he held internal auditing leadership roles at several Fortune 500 companies. From 1995 to 2001, he held senior financial management roles, the last at Arrow Financial Services, LLC in Lincolnwood, Illinois.

The Board of Directors had three standing committees during the last fiscal year: the Compensation Committee, the Audit Committee and the Options Committee. The Compensation Committee has three members: David L. Epstein, Robert B. Nagel, and Michael W. Evans, two of whom are non-employee directors. The function of the Compensation Committee is to set the compensation for the Executive Officers and to recommend the compensation to the Board of Directors for approval. The Audit Committee has three members: Michael K. Murtaugh, David L. Epstein and Robert B. Nagel, two of whom are non-employee directors. The function of the Audit Committee is to interact with the independent auditors of the Company and to recommend the appointment of the independent auditors to the Board of Directors. The Options Committee has three members: Michael W. Evans, David L. Epstein, and Robert B. Nagel, two of whom are non-employee directors. The function of the Options Committee is to consider, determine and recommend to the Board of Directors the granting of options. Each of the standing committees met once during the fiscal year and all members were in attendance at the meetings.

The Board of Directors met three times during the 2002 fiscal year. None of the directors attended fewer than 75% of the meetings of the Board of Directors.

Director Compensation

Each non-employee director of the Company is paid a fee of $100 for each meeting attended, as well as reimbursement of reasonable expenses. In addition, the non-employee directors are eligible to receive stock options pursuant to the Company’s 2001 Long-Term Incentive and Stock Option Plan.

Executive Compensation

The following table sets forth the cash compensation earned by executive officers that received annual salary and bonus compensation of more than $100,000 during fiscal years 2002, 2001 and 2000 (the "Named Executive Officers"). The Company has no employment agreements with any of its executive officers.

Summary Compensation Table
Annual Compensation	Long Term Compensation
	Awards	Payouts
Name and Principal Position	Fiscal Year Ended 11/30	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)	All Other Compensation ($)
Michael W. Evans President and CEO	2002 2001 2000	192,500 175,000 175,000	10,000 -- --	-- -- --	-- -- --	120,000 -- --	-- -- --	-- -- --

Michael K. Murtaugh Vice President and General Counsel	2002 2001 2000	143,000 130,000 130,000	10,000 -- --	-- -- --	-- -- --	120,000 -- --	-- -- --	-- -- --

Jeffrey M. Gorden Chief Financial Officer	2002	112,369	-- -- --	-- -- --	-- -- --	43,332 -- --	-- -- --	-- -- --

John J. Bracken Vice President Operations	2002	100,134	-- -- --	-- -- --	-- -- --	43,332 -- --	-- -- --	-- -- --

Indemnification of Directors and Officers

The Company's Certificate of Incorporation limits personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Delaware General Corporation Law (the "Delaware Law"). Such Certificate eliminates the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments or improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation shall not adversely affect any right or protection of a director of the Company for with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition to the Delaware Law, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PROPOSAL 2

________________

Amendment of The 2001 Long-Term Incentive and Stock Option Plan

2001 Long-Term Incentive Stock Option Plan Revision Proposal

Effective May 25, 2001, the Company, by resolution of it’s Board of Directors and shareholders, adopted the 2001 Long-Term Incentive and Stock Option Plan (the "Plan"), which provides for the issuance of 1,100,000 (as adjusted for a 4:1 stock split) shares of the Company’s Common Stock. The Plan will terminate on May 25, 2011, unless terminated sooner by action of the Board.

The Board of Directors believes the Company’s policy of encouraging stock ownership by its employees through the granting of restricted stock awards, stock options and other sorts of stock-based compensation has been and will be a significant factor in its growth and success by enhancing the Company’s ability to retain, attract and motivate qualified employees. The Plan is the primary vehicle for implementation of this policy. The purpose of the Plan, aiding in maintaining and developing personnel capable of assuring the future success of BAB, Inc., continues to be realized as evidenced by a return to profitability beginning in the last quarter of fiscal 2001 and continuing through the most recent quarter end.

During fiscal 2002, 600,000 options were granted to Directors, Executives and Managers under the Plan. On December 1, 2002, 300,000 options were granted to 16 key employees. A total of 900,000 options have been granted to date. The Company has had 6 consecutive quarters of profitability, and because of this success, more shares have been granted than originally planned. That being the case, the Company only has 200,000 shares available for grant under the Plan. So as to continue to motivate those responsible for BAB Inc’s continued success, as of April 8, 2003, the Board of Directors authorized an increase in the number of shares of Common Stock that may be granted under the Plan from 1,100,000 to 1,400,000. Based on the closing price of the Common Stock on April 8, 2003, in the Over-the-Counter Bulletin Board Market ($0.21), the aggregate market value of additional shares that may be issued under the Plan pursuant to the proposed amendment would be $63,000.

Adoption of Proposal 2 approves the action of the Board of Directors in amending the Plan to increase the number of shares of Common Stock for which options and stock-based awards may be granted under the Plan. If not approved, the aggregate number of shares of Common Stock available under the Plan will remain at 200,000.

Description of Incentive Plan

The following is a summary of the Plan that is qualified in its entirety by reference to the actual text of the Plan, which will be provided to any stockholder upon request.

All employees (including officers and directors) of the Company (and any subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974.

The Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. The Plan is currently administered by the Board of Directors and may be administered by a Committee of the Board of Directors appointed by the Board. The Plan gives broad powers to the Board or Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favorable tax treatment under the Code, must be exercisable at not less than the fair market value of the Common Stock as of the date of the grant (110% of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees.

Certain Tax Matters

Stock options granted under the Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options that do not meet the requirements of Section 422. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend upon how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied. In general, the tax consequences to the Company and to recipients of awards other than an incentive stock option or a nonqualified stock option (such as an award of restricted stock) will be governed by principles relating to transfer of property in consideration of services, including Section 83 of the Code.

Options Granted under the Plan

The following table sets forth as of November 30, 2002 the number of stock options granted to the individuals or groups as indicated (as adjusted for 4:1 split):

Total Options
Name and Position	Granted and Outstanding
Under the Plan
Michael W. Evans	120,000
President and CEO

Michael K. Murtaugh	120,000
Vice President and General Counsel

Jeffrey M. Gorden	43,332
Chief Financial Officer

John J. Bracken	43,332
Vice President Operations

Executive Group Total	326,664

Non-Executive / Director Group	160,000

Non-Executive / Non-Director Group	113,336

Total Granted as of November 30, 2002	600,000

Subsequent Event

On December 1, 2002 the Company granted a total of 300,000 stock options under the Plan to 16 employees. Company Executives received 201,336 stock options and Non-Executive/Non-Director employees received 98,664 stock options. The stock options granted December 01, 2002 vest 1/3 immediately, 1/3 in 12 months and 1/3 in 24 months. Each is exercisable at the fair market value, on the issue date of $0.065, (those individuals owning greater than 10% of outstanding stock have exercise prices at 110%, or $0.073) and each exercised share is restricted for one year from the date of exercise. (As adjusted for 4:1 split.)

The following is a list of Stock Options granted to Executives on December 01, 2002.

Name	Number of Securities Underlying Option/SARs Granted (#) (adjusted for 4:1 split)	% of Total Options/SARs Granted to Employees	Exercise or Base Price ($/Share)) (adjusted for 4:1 split)	Expiration Date
Michael W. Evans	80,000	26.7%	$0.073 (110% of $0.065)	12/01/12

Michael K. Murtaugh	80,000	26.7%	$0.073 (110% of $0.065)	12/01/12

Jeffrey M. Gorden	20,668	6.9%	$0.065	12/01/12

John J. Bracken	20,668	6.9%	$0.065	12/01/12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were met during the fiscal year ended November 30, 2002.

CERTAIN TRANSACTIONS

The following information relates to certain relationships and transactions between the Company and related parties, including officers and directors of the Company. It is the Company's policy that it will not enter into any transactions with officers, directors or beneficial owners of more than 5% of the Company's Common Stock, or any entity controlled by or under common control with any such person, on terms less favorable to the Company than could be obtained from unaffiliated third parties and all such transactions require the consent of the majority of disinterested members of the Board of Directors.

Management believes that the following transaction was effected on terms no less favorable to the Company than could have been realized in arm's length transactions with unaffiliated parties.

Executive Officers and Directors

Michael K. Murtuagh, the Company’s Vice President and General Counsel, was a stockholder of Bagel One, Inc., which owned and operated a Big Apple Bagels franchise store in Illinois. Mr. Murtaugh bought out his partners’ interest in Bagel One, Inc. in 1998 and became the sole stockholder of that company. A note receivable owed by Bagel One, Inc. to Systems, guaranteed by Mr. Murtaugh, effective March 2000 in the amount $30,025 for a term of 6 years bearing 9% interest, had an outstanding balance as of November 30, 2002 of $19,598, and there are no payments in arrears.

Audit Committee

The following is a report of the Audit Committee.  The Audit Committee consists of three members, including the two independent directors.  The two independent directors comply with the new definition of "independent directors" as required by the Nasdaq for small business filers. The Audit Committee has adopted a written Charter that is included in its entirety as Appendix I at the end of the Proxy Statement.

Report of Audit Committee

To the Board of Directors of BAB, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended November 30, 2002.

We have discussed with Blackman Kallick Bartelstein, LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Blackman Kallick Bartelstein, LLP required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independent Standards Board, and have discussed with Blackman Kallick Bartelstein, LLP its independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2002.

For the fiscal year ending November 30, 2002, the Company paid fees of $90,000 to Blackman Kallick Bartelstein.  The services consisted of $62,000 for audit fees, $14,000 for Corporate Income tax filings and $14,000 for Quarterly SEC reviews and other accounting services. In fiscal 2001, the Company paid Blackman Kallick Bartelstein, LLP $105,000 which consisted of $65,000 for audit, $20,000 for Corporate income tax filings and $20,000 for Quarterly SEC reviews and other accounting services.

We believe that the payments made to Blackman Kallick Bartelstein, LLP are reasonable and compatible with Auditor's independence.

/s/ David L. Epstein

/s/ Robert P. Nagel

/s/ Michael K. Murtaugh

PROPOSAL 3

__________________

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The Board of Directors has appointed Blackman Kallick Bartelstein, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending November 30, 2003. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of Blackman Kallick Bartelstein, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. For the fiscal year ending November 30, 2002, the Company paid auditing and accounting fees of approximately $90,000.

PROPOSALS FOR FISCAL 2002 ANNUAL MEETING

It is currently anticipated that the next meeting, for the fiscal year ending November 30, 2003 (the "2003 Annual Meeting") will be held in May 2004. Shareholders who intend to submit proposals for inclusion in the 2003 Proxy Statement and Proxy for shareholder action at the 2003 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than December 15, 2003.

Additionally, if the Company receives notice of a shareholder proposal after February 15, 2004, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to the proposal.

AVAILABLE INFORMATION

Copies of the Company's Annual Report on Form 10-KSB will be sent without charge to any shareholder requesting the same in writing from: BAB, Inc., Attention: Investor Relations, 8501 West Higgins Road, Suite 320, Chicago, IL 60631, Phone (773) 380-6100.

By Order of the Board of Directors

/s/ Michael K. Murtaugh
Michael K. Murtaugh
Vice President and General Counsel

Dated: April 28, 2003
Chicago, Illinois